UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 24, 2011

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On January 24, 2011, the Board of Directors of Benihana Inc. (the “Company”) approved and the Company entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of January 31, 2007, as amended as of May 18, 2007, with American Stock Transfer & Trust Company, LLC, as successor to the interest of First Union National Bank of North Carolina (the “Rights Agreement”).

The primary purpose of the Amendment is to extend the Final Expiration Date (as defined in the Rights Agreement) from February 2, 2011 to February 2, 2015, consistent with the duration of the previous extension of the Rights Agreement implemented by the Company in 2007.  The Amendment also amends the Purchase Price payable for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right (each, as defined in the Rights Agreement) to $40.00 (subject to adjustment as provided in the Rights Agreement).  In connection with the amendment of the Purchase Price, the Amendment provides that no adjustment to the number of Preferred Shares purchasable upon the exercise of a Right, the Redemption Price or the Exchange Ratio (each, as defined in the Rights Agreement) shall have been deemed to have been made pursuant to the applicable provisions of the Rights Agreement with respect to any event occurring prior to the date of the Amendment.  In addition, the Amendment also makes certain changes to the provisions of the Rights Agreement that under certain conditions authorize the Company’s Board of Directors to exchange Rights for Common Shares (as defined in the Rights Agreement) following a person becoming an Acquiring Person (as defined in the Rights Agreement) to allow the Board of Directors to issue such Common Shares to a trust, to be held for the benefit of holders of Rights and to be distributed upon compliance with the applicable provisions of the Rights Agreement.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.1 and which is hereby incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders

In connection with the Amendment described in Item 1.01 above, which is hereby incorporated into this Item 3.03 by reference, the Board of Directors also approved certain amendments (the “Certificate Amendments”) to the Certificate of Designations of Series A-1 Junior Participating Preferred Stock of the Company (the “Series A-1 Preferred Stock”) and Series A-2 Junior Participating Preferred Stock of the Company (the “Series A-2 Preferred Stock”) issuable upon the exercise of a Right.   The Certificate Amendments increase the authorized number of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock from 40,000 and 30,000 shares, respectively, to 70,000 and 120,000 shares, respectively.

The foregoing summary of the Certificate Amendments is qualified in its entirety by the full text of each Certificate Amendment, forms of which are attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit Number	Exhibit
4.1
Amendment No. 2, dated as of January 24, 2011, to the Amended and Restated Rights Agreement, dated as of January 31, 2007, as amended as of May 18, 2007, between Benihana Inc. and American Stock Transfer & Trust Company, LLC, as successor to the interest of First Union National Bank of North Carolina, including the forms of Certificates of Amendment of the Certificates of Designations of Series A-1 and Series A-2 Junior Participating Preferred Stock of Benihana Inc., attached thereto as Exhibits A-1 and A-2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: January 25, 2011	By: /s/ Richard C. Stockinger
Richard C. Stockinger
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit
4.1
Amendment No. 2, dated as of January 24, 2011, to the Amended and Restated Rights Agreement, dated as of January 31, 2007, as amended as of May 18, 2007, between Benihana Inc. and American Stock Transfer & Trust Company, LLC, as successor to the interest of First Union National Bank of North Carolina, including the forms of Certificates of Amendment of the Certificates of Designations of Series A-1 and Series A-2 Junior Participating Preferred Stock of Benihana Inc., attached thereto as Exhibits A-1 and A-2, respectively.